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                                                                     EXHIBIT 5.1

                               November 20, 2000

Symphonix Devices, Inc.
2331 Zanker Road
San Jose, CA 95131


         Re:  Symphonix Devices, Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

         We have examined the Registration Statement on Form S-3 to be filed by you with the Securities and Exchange Commission ("SEC") on November 20, 2000 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of up to 6,397,632 shares of your Common Stock (the "Shares"). As your legal counsel, we have examined the proceedings taken, and are familiar with the proceedings proposed to be taken, by you in connection with the sale of the Shares.

         It is our opinion that the Shares, when sold in the manner described in the Registration Statement, will be validly issued, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and any amendments thereto.

                                        Very truly yours,

                                        WILSON SONSINI GOODRICH & ROSATI
                                        Professional Corporation

                                        /s/ WILSON SONSINI GOODRICH & ROSATI